UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Knight-Ridder, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, Suite 1500, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 938-7700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Knight-Ridder, Inc. (“Knight Ridder”) hereby reports two separate transactions entered into on August 3, 2005.

1. Sale of The Detroit Free Press

On August 3, 2005, Knight Ridder sold its interest in The Detroit Free Press newspaper (including its indirect interest in the Detroit Newspaper Agency (the “Agency”)) in a series of transactions among Gannett Co., Inc. (“Gannett”) and MediaNews Group, Inc. (“Media News”). Before the sale, Knight Ridder owned 100% of the stock of the Detroit Free Press, Incorporated (“DFP”), which was a 50% partner in the Agency with The Detroit News, Inc. (“DNI”). The transactions from which Knight Ridder derived direct or indirect consideration consisted of (i) the Agency’s redemption from DFP of a two-tenths of one percent (0.2%) general partner interest in the Agency, (ii) DFP’s sale of a forty-four and nine-tenths percent (44.9%) general partner interest in the Agency to DNI, and (iii) Knight Ridder’s sale of all of its stock in DFP to Media News. The aggregate consideration received was approximately $262 million, plus approximately $23 million in balance sheet adjustments, subject to additional adjustment based on the final balance sheets of the Agency and DFP.

The foregoing description of these transactions does not purport to be complete, and is qualified in its entirety by reference to the agreements relating to these transactions, copies of which are filed as Exhibits 99.1, 99.2 and 99.3 hereto and are incorporated herein by reference.

On August 3, 2005, Knight Ridder issued a press release announcing that it had entered into the sale, which is attached hereto as Exhibit 99.4

2. Exchange of Assets of The Idaho Statesman, The Olympian and The Bellingham Herald for the assets of The Tallahassee Democrat

On August 3, 2005, Knight Ridder, KR U.S.A., Inc., Knight Ridder Digital and Tallahassee Democrat, Inc. (collectively, the “KRI entities”) entered into an Asset Exchange Agreement dated August 3, 2005 (the “Asset Exchange Agreement”) with Gannett, Gannett Satellite Information Network, Inc., Des Moines Register and Tribune Company, Media West-FPI, Inc. and Federated Publications, Inc. (collectively, the “Gannett entities”) pursuant to which the Gannett entities would exchange their assets relating to The Idaho Statesman, The Olympian and The Bellingham Herald for the KRI entities’ assets relating to The Tallahassee Democrat and approximately $239 million in cash, subject to adjustment based on the balance sheets of the four entities. The exchange of assets is subject to regulatory review, compliance with covenants and the absence of certain conditions enjoining the exchange.

The foregoing description of the exchange of assets does not purport to be complete, and is qualified in its entirety by reference to the Asset Exchange Agreement, a copy of which is filed as Exhibit 99.5 hereto and is incorporated herein by reference.

On August 3, 2005, Knight Ridder issued a press release announcing that it had entered into the Asset Exchange Agreement, which is attached hereto as Exhibit 99.6.

Assuming the exchange of assets with Gannett is completed when anticipated, we expect the combined impact of the transactions described above to be immaterial on our cash flows.

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Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Redemption Agreement among Detroit Free Press, Incorporated, The Detroit News, Inc. and Detroit Newspaper Agency, dated August 3, 2005 (Exhibit omitted)*

99.2	Partnership Interest Purchase Agreement among Detroit Free Press, Incorporated, The Detroit News, Inc., Gannett Co., Inc. and Knight-Ridder, Inc., dated August 3, 2005 (Schedules and Exhibit omitted)*

99.3	Stock Purchase Agreement among Knight-Ridder, Inc., Detroit Free Press, Incorporated, and MediaNews Group, Inc., dated August 3, 2005 (Schedules and Exhibits omitted)*

99.4	Press Release relating to the sale of The Detroit Free Press

99.5	Asset Exchange Agreement by and among Gannett Co., Inc., Gannett Satellite Information Network, Inc., Des Moines Register and Tribune Company, Media West-FPI, Inc., Federated Publications, Inc., Knight-Ridder, Inc., KR U.S.A., Inc., Knight Ridder Digital and Tallahassee Democrat, Inc., dated August 3, 2005 (Schedules and Exhibits omitted)*

99.6	Press Release relating to the exchange of assets with Gannett Co., Inc.

*	Knight Ridder undertakes to provide a copy of each omitted Schedule or Exhibit to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-RIDDER, INC.

By:	/s/ Steven Rossi
Steven Rossi Senior Vice President and Chief Financial Officer

Date: August 9, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Redemption Agreement among Detroit Free Press, Incorporated, The Detroit News, Inc. and Detroit Newspaper Agency, dated August 3, 2005

99.2	Partnership Interest Purchase Agreement among Detroit Free Press, Incorporated, The Detroit News, Inc., Gannett Co., Inc. and Knight-Ridder, Inc., dated August 3, 2005

99.3	Stock Purchase Agreement among Knight-Ridder, Inc., Detroit Free Press, Incorporated, and MediaNews Group, Inc., dated August 3, 2005

99.4	Press Release relating to the sale of The Detroit Free Press

99.5	Asset Exchange Agreement by and among Gannett Co., Inc., Gannett Satellite Information Network, Inc., Des Moines Register and Tribune Company, Media West-FPI, Inc., Federated Publications, Inc., Knight-Ridder, Inc., KR U.S.A., Inc., Knight Ridder Digital and Tallahassee Democrat, Inc., dated August 3, 2005

99.6	Press Release relating to the exchange of assets with Gannett Co., Inc.

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